May 27, 2015 Bernstein’s Strategic Decisions Conference Ted Craver, Chairman and Chief Executive Officer

May 27, 2015 Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10- K, most recent form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Further information on SCE’s capital expenditures and rate base forecasts, use of non- GAAP financial measures and reconciliation to the nearest GAAP measure may be found in the April 30, 2015 Business Update and which is also available on our website.

May 27, 2015 Edison Energy Nationally-focused new businesses Commercial & industrial solar Competitive transmission Energy services Edison International Southern California Edison Regional wires-focused electric utility Serves nearly 14 million residents 50,000 square-mile service area Our Business Platforms

May 27, 2015 EIX is Ready for Industry Change • Public policy prioritizing environmental sustainability • Accelerating technology advancement facilitating conservation and self-generation • Increasing use of distributed resources and transportation electrification • Regulation supporting new forms of competition • Flattening domestic demand for electricity • SCE – Invest in modernizing the grid – Productivity improvements to help contain customer rates – Facilitate California’s low-carbon economy goals • Edison Energy – Provide integrated energy services to commercial and industrial customers – Infrastructure investments that support electrification in: – Water – Goods movement – Fiber – Competitive transmission Long-Term Industry Trends Strategy

May 27, 2015 EIX Strategy Should Produce Superior Value Sustainable Earnings and Dividend Growth Positioned for Transformative Change Rate Base and Core Earnings Growth: • 7 – 9% rate base growth through 2017 Constructive Regulatory Structure: • Decoupling • Balancing accounts • Forward-looking ratemaking Sustainable Dividend Growth: • Target payout ratio: 45-55% of SCE core earnings • Returning to target payout ratio in steps over time produces above industry-average dividend growth SCE Focus on Lower-Risk Energy Delivery • Only own 20% of generation SCE Growth Drivers Beyond 2017: • Public safety and reliability • Grid readiness and transmission • EV charging and storage • State environmental policy Edison Energy Competitive Strategy: • Integrate emerging technologies and business models to expand electrification and serve commercial and industrial customers

May 27, 2015 $15.0 $16.8 $18.8 $21.0 $21.1 [VALUE] 2009 2010 2011 2012 2013 2014 SCE Historical Rate Base and Core Earnings Rate Base Core Earnings 9% 12% 2009 – 2014 CAGR Core EPS $4.68 $2.68 $3.01 $3.33 $4.10 ($ billions) $3.88

May 27, 2015 SCE Rate Base Forecast • Incorporates January 2015 GRC update • Excludes Coolwater-Lugo transmission project • Excludes SONGS regulatory asset • FERC rate base is approximately 23% of SCE’s rate base forecast by 2017 ($ billions) Request Range 23.1 25.0 26.9 $[VALUE] $[VALUE] $[VALUE] 2015 2016 2017 Forecast 7-9% growth in 2015 – 2017 rate base Q4 2014 Forecast $23.3 - $23.8 $25.2 - $26.2 $27.4 - $29.0

May 27, 2015 EIX Annual Dividends Per Share $0.80 $1.00 $1.08 $1.16 $1.22 $1.24 $1.26 $1.28 $1.30 $1.35 $1.42 $1.67 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Eleven Years of Dividend Growth EIX targets a payout ratio of 45 – 55% of SCE core earnings and plans to return to target payout ratio in steps, over time

May 27, 2015 SCE Capital Expenditures Forecast • Growth driven by infrastructure replacement, reliability investments, and public policy requirements ($ billions) 2015-17 Total Requested $4.1 $4.6 $4.4 $13.1 Range $3.6 $4.0 $3.9 $11.5 [VALUE] $4.6 $4.4 2015 2016 2017 Distribution Transmission Generation $11.5 – $13.1 billion forecasted capital program 2015-2017

May 27, 2015 Distribution Grid of the Future One-Way Electricity Flow • System designed to generate electricity from large central plant • Very few distributed energy resources • Voltage relatively simple to maintain • Limited situational awareness and visualization tools for grid operators Renewable Generation Mandates Subsidized Residential Solar Lack of Electric Vehicle Charging Infrastructure Variable, Two-Way Electricity Flow • Distribution system at the center of the grid • System designed to serve variable resources and customer demand • Digital monitoring and control devices and advanced communications systems to manage two-way flows • Improved data management and grid operations with cyber mitigation Maximize Distributed Resources and Electric Vehicle Adoption • Distribution grid infrastructure design supports customer choice and greater resiliency Current State Future State

May 27, 2015 New Technology Grid Impacts 2 1 3 1 1 1 2 2 Future state—from elctro-mechanical to digital More automated and digital, with more sophisticated voltage control and protection schemes Facilitates increasing distributed resources & two-way power flow Cyber mitigation must be included 1 2 3 1

The Future of California Energy Policy

January 2015, Governor Brown's inauguration speech outlined environmental objectives for 2030:

- Increase renewables (RPS) to 50%
- Reduce petroleum use in cars by 50%
- Double efficiency of existing buildings

Utility Role

Renewables

Legislative action, regulation, grid investment:

- Renewable Portfolio Standard (RPS) – 33% by 2020
- Clean Energy Standard (CES) – emissions targets met through optimization of renewables, transportation, energy efficiency

Electric Vehicles

Utility participation through infrastructure investment:

- $355 million SCE ChargeReady application
- Distribution grid investments to meet EV impact

Energy Efficiency

Continuation of utility programs and earnings mechanism:

- SCE 2015 program budget: $333 million
- $0.05 per share 2015 earnings potential

May 27, 2015

EDISON INTERNATIONAL®

May 27, 2015 SCE Distribution Resources Plan AB 327 Requires Utility Submissions of Distribution Resources Plans in July, 2015 to Integrate Increasing Penetration of Distributed Energy Resources • Optimal locations for Distributed Energy Resources • Move utilities towards seamless integration of distributed generation and other resources • Enable a distribution system market • Technology recommendations (information technology, communications, system planning, voltage and frequency controls, etc.) SCE Anticipates Supplementing Required Filing Scope With Conceptual Capital Plan • Estimated scope of work, technology roadmap, timeline, and capital and expense cost estimates • Incremental to traditional general rate case expenditures • Implementation recommendations likely to be integrated into future general rate cases beginning with the 2018-2020 filing in the fall of 2016

May 27, 2015 Bernstein’s Strategic Decisions Conference